                                WARRANT AGREEMENT

                                     between

                             PINNACLE HOLDINGS INC.

                                       and

                               WACHOVIA BANK, N.A.

                                as Warrant Agent

                          Dated as of November 1, 2002

                                TABLE OF CONTENTS

                                       i

                                       ii

                                    EXHIBITS

Exhibit A:        Form of Warrant Certificate

                                      iii

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT, is made and entered into as of November 1, 2002
(the "Agreement"), by and between PINNACLE HOLDINGS INC., a Delaware corporation
(the "Company"), and WACHOVIA BANK, N.A., as Warrant Agent (the "Warrant
Agent").

                                   WITNESSETH:

         WHEREAS, in connection with the financial restructuring of the Company pursuant to the Securities Purchase Agreement (as defined herein) and the plan of reorganization (the "Plan") the Company proposes to issue warrants which are exercisable to purchase up to 615,000 shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of the Company's Convertible Notes and Old Common Stock (each as defined herein) in exchange for such Convertible Notes and Old Common Stock; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the
Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrant
Certificates and other matters as provided herein; and

         WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof,

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms shall have the respective meanings set forth below. Whenever the context requires, such terms shall include the plural as well as the singular number.

         "Affiliate" means with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Common Stock (or equivalent equity interests), by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing, and (b) a subsidiary of a Person is an Affiliate of such
Person and of each other subsidiary of that Person.

         "Agreement" means this Warrant Agreement, as the same may be amended or modified from time to time hereafter.

         "Bankruptcy Code" means title 11 of the United States Code.

         "Bankruptcy Court" means the United States Bankruptcy Court or other
U.S. Federal court of competent jurisdiction in which the Chapter 11 Case is pending.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and
Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; provided, that, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market,
"Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; provided, further, that any reference in this
Agreement to "days" (unless Business Days are specified) shall mean calendar days.

         "Chapter 11 Case" means a case or cases under Chapter 11 of the
Bankruptcy Code concerning the Company and/or any of its Subsidiaries.

         "Common Stock" means the Company's Common Stock, par value $.01 per share, as authorized from and after the Consummation Date.

         "Commission" means the Securities and Exchange Commission or any other
Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

         "Company" means Pinnacle Holdings Inc., a Delaware corporation.

         "Consummation Date" has the meaning specified in the Plan.

         "Convertible Notes" shall mean the 5 1/2% Convertible Subordinated
Notes due 2007.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.
Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor
Federal statute.

         "Exercise Period" has the meaning specified in Article 3.

         "Exercise Price" has the meaning specified in Article 4.

         "Fair Value" means (a) with respect to Common Stock in each case if such security is listed on one or more stock exchanges or quoted on the National
Market System or SmallCap Market of NASDAQ (the "NASDAQ Market"), the average of the

closing sales prices of a share of such Common Stock on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (b) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock in each case for the 30 Business Days (or such lesser number of Business Days as such Common Stock or other security shall have been so listed, quoted or traded)
next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock as determined reasonably and in good faith by the Board of Directors of the Company; and provided, further, however, that in the event the current market price of a share of such
Common Stock is determined during a period following the announcement by the
Company of (x) a dividend or distribution on the Common Stock payable in shares of Common Stock, or (y) any subdivision, combination, or reclassification of the
Common Stock, and prior to the expiration of 30 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, then and in each such case, the
"Fair Value" shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, or options, in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock so issued shall be determined as of the date the number of shares of Common
Stock, rights, or options, was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, or option.

         "Issue Date" has the meaning specified in Section 2.1.

         "Old Common Stock" means the Company's common stock, par value $.01 per share, outstanding as of the date of the Company's filing of the petition commencing the Chapter 11 Case.

         "Person" means any individual, partnership, association, joint venture, corporation, business trust, unincorporated organization, government, or department, agency or subdivision thereof, or other person or entity.

         "Plan" means the reorganization plan of the Company, as confirmed by order of the Bankruptcy Court entered on October 9, 2002.

         "Public Offering" means any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

         "Securities Act" means the Securities Act of 1933, or any successor
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

         "Securities Purchase Agreement" means that agreement by and among
Pinnacle Holdings Inc. and Pinnacle Towers Inc., on the one hand, and the
Investors named therein, on the other hand, dated as of April 25, 2002.

         "Subsidiaries" means each corporation, limited liability company, partnership, business association or other Person in which the Company owns any direct or indirect equity interest.

         "Warrant Agent" means Wachovia Bank, N.A.

         "Warrant Certificate" has the meaning specified in Section 2.3.

         "Warrants" means, the Company's Warrants to purchase up to an aggregate of 615,000 shares of Common Stock at the Exercise Price, subject to adjustment as provided herein, issued in exchange for the Convertible Notes and Old Common
Stock pursuant to the Plan.

                                   ARTICLE II

                              ISSUANCE OF WARRANTS

         2.1 Issuance. On the date hereof (the "Issue Date"), which is also the
Consummation Date, the Company shall, pursuant to the Plan, deliver to the
Company's disbursing agent under the Plan for re-distribution to the holders of the Convertible Notes and Old Common Stock, a global certificate for an aggregate of 615,000 Warrants.

         2.2 Share Amount. The number of shares of Common Stock purchasable upon exercise of the Warrants shall be one (1) Warrant to one (1) share of Common
Stock, subject to adjustments from and after the Issue Date as provided in
Article 6 of this Agreement.

         2.3 Form Of Warrant Certificate. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the
"Warrant Certificate"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Issue
Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

         2.4 Execution Of Warrant Certificate. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of
the Board, Chief Executive Officer, President, any Vice President, Treasurer or
Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any
Warrant Certificate shall

cease to be such officer of the Company before countersignature by the Warrant
Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the
Company.

         2.5 Countersignature Of Warrant Certificates. Warrant Certificates
shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The
Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.5, and deliver any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of Articles 13 and 14. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant
Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

                                  ARTICLE III

                                 EXERCISE PERIOD

          Each Warrant shall entitle the holder thereof to purchase from the
Company one (1) share of Common Stock (subject to the adjustments provided herein), at any time during the five (5) year period that commences on the First
Business Day that is one (1) day after the Issue Date, and that terminates at
5:00 p.m., New York City time on the First Business Day that is five (5) years after the Issue Date (the "Exercise Period"). ARTICLE IV

                                   ARTICLE IV

                                 EXERCISE PRICES

                  The Exercise Price for the Warrants shall be $[20.00] per
share of Common Stock (subject to adjustment pursuant to Article 6 hereof).

                                    ARTICLE V

                              EXERCISE OF WARRANTS

          5.1 Manner Of Exercise. All or any of the Warrants represented by a
Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant
Certificate, with the subscription form set forth therein duly executed by such holder, by hand or by mail to the Warrant Agent at its office addressed to
Wachovia Bank, N.A., 1525 West W.T. Harris Boulevard, Charlotte, North Carolina
28262, Attn: DeVonna Mosley, NC1153, or, if such exercise shall be in connection with an underwritten Public Offering, at the location designated by the Company.
Such Warrant Certificate shall be accompanied by payment in respect of each
Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, except as otherwise provided herein. Such payment shall be in an amount equal to the product of the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription form multiplied by the original Exercise Price for the Warrants being exercised (plus such additional consideration as may be provided herein). Upon such surrender and payment, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in Articles 2 and 3, and as and if adjusted pursuant to Article 6.

         5.2 When Exercise Effective. Each exercise of any Warrant pursuant to
Section 5.1 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment shall have been delivered as provided in Section 5.1, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock shall be issuable upon such exercise as provided in Section 5.3 shall be deemed to have become the holder or holders of record thereof.

         5.3 Delivery Of Certificates, Etc.

                  (a) As promptly as practicable after the exercise of any
Warrant, and in any event within ten (10) Business Days thereafter (or, if such exercise is in connection with an underwritten Public Offering, concurrently with such exercise), the Company at its expense (other than as to payment of transfer taxes which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing
(subject to Article 13),

                           (i) a certificate or certificates for the number of
shares of Common Stock to which such holder is entitled, and

                           (ii) if less than all the Warrants represented by a
Warrant Certificate are exercised, a new Warrant Certificate or Warrant
Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed, and countersigned in accordance with Sections 2.4 and 2.5.

                  (b) The Warrant Agent shall countersign any new Warrant
Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the person entitled to receive the same in accordance with this Section 5.3. The Company, whenever required by the Warrant
Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

         5.4 Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise of Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock, the Company shall pay a cash adjustment in respect thereto in an amount equal to

the product of the Fair Value per share of Common Stock as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

                                   ARTICLE VI

            ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE
                          EXERCISE PRICE UPON EXERCISE

         6.1 Stock Dividends, Split-ups, And Combinations Of Shares. If after the date hereof the number of outstanding shares of Common Stock is increased by a dividend, share distribution, or split up, in each case payable in shares of
Common Stock, or if the number of outstanding shares of Common Stock is combined into a smaller number of such shares or in the event of any other reclassification of shares of Common Stock (other than a reclassification in connection with a merger, consolidation, or other business combination which will be governed by Section 6.4), then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the occurrence of any such event shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock of the Company which such holder would have been entitled to receive upon the occurrence of such event had such Warrant been exercised immediately prior thereto or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         6.2 Distributions. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding all cash distributions and all other distributions determined by the Board of Directors of the Company in its sole discretion to be necessary or appropriate to permit the Company's continued
qualification as a "real estate investment trust") or rights to subscribe to shares of Common Stock expiring more than 45 days after the issuance thereof, then in each such case the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such
Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such distribution less the Fair Value per share of Common Stock outstanding at such date of the assets or evidences of indebtedness so distributed or of such subscription rights (as determined by the board of directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) and the denominator of which is the Fair Value of a share of Common Stock at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

         6.3 Exercise Price Adjustment. Whenever the number of shares of Common
Stock into which a Warrant is exercisable is adjusted as provided in this
Article 6, then the Exercise Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into

which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately thereafter.

          6.4 Adjustments For Mergers And Consolidations. In case the Company, after the date hereof, shall merge or consolidate with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall at the election of the Company made prior to the consummation of such transaction be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, either (a) the amount of securities, cash, or other property to which such holder would have been entitled as a holder of
Common Stock upon such consummation if such holder had exercised the rights represented by the Warrants held by such holder immediately prior thereto (which in the case of a transaction in which stockholders may elect to receive different consideration shall be deemed to be the consideration received by stockholders who fail to make an election), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 6.1 and 6.2 hereof, or (b) the excess, if any, of the
Fair Value of all Common Stock) issuable upon such exercise immediately prior to such consummation over the aggregate Exercise Price in effect at the time of such consummation, payable in cash promptly following such consummation. In the event that the Company makes the election provided for in clause (b) of the immediately preceding sentence, the Warrants shall expire upon consummation of such transaction.

         6.5 Calculation To Nearest Cent And One-hundredth Of Share. All calculations under this Article 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         6.6 Notice Of Adjustment In Exercise Price. Whenever the Exercise
Price and securities issuable shall be adjusted as provided in this Article 6, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Vice Chairman of the Board, the President, or any
Vice President of the Company and by its Treasurer or an Assistant Treasurer or
its Secretary or an Assistant Secretary, stating in detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Warrants at its address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant
Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable, or with

respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment.

         6.7 Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in Sections 6.1, 6.2, or 6.3 of this Article 6, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in Section 6.6 of this
Article 6, which notice shall specify, in the case of action of the type specified in Section 6.2 or 6.3, the date on which a record shall be taken with respect to any such action. Such notice shall be given, in the case of any action of the type specified in Section 6.2 or 6.3, at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 6.6 of this Article 6.

         6.8 No Change In Warrant Terms On Adjustment: No Adjustment for
Distributions under the Plan. Irrespective of any adjustments in the Exercise
Price or the number of shares of Common Stock issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted. Without limiting the foregoing, no adjustment shall be made pursuant to this Article 6 by reason of (a) the issuance of shares of
Common Stock or other securities, including the Warrants, pursuant to the Plan,
(b) the issuance of any stock options issued pursuant to or as permitted by the
Plan, (c) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any stock options or Warrants; or (d) the issuance of shares of Common Stock for consideration consisting in cash or property in whole or in part.

         6.9 Treasury Shares. Shares of Common Stock at any time owned by the
Company shall not be deemed to be outstanding for the purposes of any computation under this Article 6.

                                  ARTICLE VII

                           CONSOLIDATION, MERGER, ETC.

         Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, securities, cash, or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, cash, or property as may be required pursuant to Article 6 hereof.

                                  ARTICLE VIII

                            NO DILUTION OR IMPAIRMENT

         The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate to protect the rights of each holder of a
Warrant against dilution or other impairment of the kind specified herein, provided, however, that, subject to compliance with the applicable provisions of this Agreement, the Company shall not be prohibited by this Article VIII or by any provision of this Agreement from making decisions providing for, inter alia, the merger or consolidation of the Company or the sale of its assets which transactions, in the judgment of the Company's board of directors, are in the best interests of the Company and its stockholders. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefore upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, and (c) will not take any action that results in any adjustment of the shares issuable upon exercise of the Warrants (or which entitles the holders of the Warrants to receive upon such exercise) if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

                                   ARTICLE IX

                                     REPORTS

         In each case of any adjustment or readjustment in the shares of Common
Stock issuable upon exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment after giving effect to such in accordance with the terms of this Agreement and shall prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will promptly mail a copy of each such report to the Warrant Agent, which shall promptly mail a copy to each holder of a
Warrant. The Warrant Agent will cause the same to be available for inspection at its principal office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

                                       10

                                   ARTICLE X

                         NOTIFICATION OF CERTAIN EVENTS

         10.1 Available Information. The Company shall promptly file with the
Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the
Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                                   ARTICLE XI

                              RESERVATION OF STOCK

         11.1 Reservation; Due Authorization, Etc. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock from time to time issuable upon exercise of all Warrants and any other outstanding warrants, options, or similar rights, from time to time outstanding. All shares of Common
Stock shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances, and other restrictions created by or through the Company.

         11.2 Compliance With Law. The Company will use its best efforts, at its expense and on a continual basis, to assure that all shares of Common Stock that may be issued upon exercise of Warrants may be so issued and delivered without violation of any Federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its Subsidiaries;
provided, that, with respect to any such exercise involving a sale or transfer of Warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Warrants or securities under any such securities law.

                                   ARTICLE XII

                                PAYMENT OF TAXES

         The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock on exercise of Warrants, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of a Warrant or any transfer involved in the issuance and delivery of Common Stock in a name other than that of the registered holder of the Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the
Company, that such tax has been paid.

                                       11

                                   ARTICLE XIII

                               LOSS OR MUTILATION

         Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed, or mutilated Warrant
Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article 13, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith.
Every new Warrant Certificate executed and delivered pursuant to this Article 13 in lieu of any lost, stolen, or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this Article 13 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                  ARTICLE XIV

                              WARRANT REGISTRATION

         14.1 Registration. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Company or the Warrant Agent located at the respective address therefore as provided in Section 17.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a
Warrant.

         14.2 Transfer Or Exchange. Subject to Section 2.1 hereof, at the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the
Company or the Warrant Agent maintained for such purpose at the respective address therefore as provided in Section 17.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and

                                       12

an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

         14.3 Valid And Enforceable. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

         14.4 Endorsement. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the
Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

         14.5 No Service Charge. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

         14.6 Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued by the Company and, except as provided in this Article 14 in case of an exchange or transfer, in Article 13 in case of a mutilated Warrant
Certificate and in Article 3 in case of the exercise of less than all the
Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

                                    ARTICLE XV

                                  WARRANT AGENT

         15.1 Obligations Binding. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article 15. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

         15.2 No Liability. The Warrant Agent shall not by countersigning
Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization, or value (or kind or amount) of any
Common Stock or any other property delivered or deliverable upon exercise of any
Warrant, or as to the purchase price of such Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable

                                       13

for any recital or statement of fact contained herein or in the Warrant
Certificates or for any action taken, suffered, or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c)
be responsible for any failure on the part of the Company to issue, transfer, or deliver any Common Stock or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates, or (d)
be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence, or willful misconduct.

         15.3 Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the
Chairman of the Board, Vice Chairman of the Board, President, any Vice
President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the instructions of any such officer.

         15.4 Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent, or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper.
The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit, or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

         15.5 Cooperation. The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the
Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

         15.6 Agent Only. The Warrant Agent shall act solely as agent. The
Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

         15.7 Right To Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant

                                       14

holder for any action taken, suffered, or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

         15.8 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant
Agent for its reasonable expenses hereunder; and further agrees to indemnify the
Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs, and reasonable counsel fees for anything done, suffered, or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence, or willful misconduct.

         15.9 Accounting. The Warrant Agent shall account promptly to the
Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock through the exercise of Warrants.

         15.10 No Conflict. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the
Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not
Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant
Agent from acting in any other capacity for the Company or for any other legal entity.

         15.11 Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder
(except liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct), after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30)
days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be.
Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the
Warrant Agent, either by the Company or by such a court, the duties of the
Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not

                                       15

less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant
Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 15.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant
Agent or the appointment of a new warrant agent, as the case may be.

         15.12 Change Of Warrant Agent. If at any time the name of the Warrant
Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant
Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

         15.13 Successor Warrant Agent. Any corporation into which the Warrant
Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor
Warrant Agent under this Agreement without any further act; provided, that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 15.11 of this Article 15. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a
Warrant at its last address as shown on the register of the Company.

                                   ARTICLE XVI

                                 REMEDIES, ETC.

         16.1 Remedies. The Company stipulates that the remedies at law of each holder of a Warrant in the event of any default or threatened default by the
Company in the performance of or compliance with any of the terms of this
Warrant Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                                       16

         16.2 Warrant Holder Not Deemed A Stockholder. Prior to the exercise of the Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise provided herein, to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         16.3 Right Of Action. All rights of action in respect of this
Agreement are vested in the registered holders of the Warrants. Any registered holder of any Warrant, without the consent of the Warrant Agent or the registered holder of any other Warrant, may in such holder's own behalf and for such holder's own benefit enforce, and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise such holder's Warrants in the manner provided in the Warrant Certificate representing such Warrants and the Company's obligations under this Agreement and the Warrants.

                                   ARTICLE XVII

                                  MISCELLANEOUS

         17.1 Notices. Any notice, demand, or delivery authorized by this
Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company, and to the
Company or the Warrant Agent as follows:

                  If to the Company:

                  Pinnacle Holdings Inc.
                  301 North Cattlemen Road, Suite 2300
                  Sarasota, FL 34232
                  Attn: Steven Day
                  Telephone: (941) 364-8886
                  Facsimile: (941) 364-8761

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, NY 10036-6522
                  Fax: (212) 735-2000
                  Attn: Randall H. Doud, Esq.

                                       17

                  If to the Warrant Agent:

                  Wachovia Bank, N.A.
                  1525 West W.T. Harris Boulevard
                  Charlotte, North Carolina 28262
                  Fax: (704) 590-7599
                  Attn:  DeVonna Mosley, NC1153

or such other address as shall have been furnished in writing, in accordance with this Section 17.1, to the party giving or making such notice, demand or delivery.

         17.2 Governing Law And Consent To Forum. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT
REGARD TO PRINCIPLES OF CONFLICT OF LAWS, THE COMPANY AND THE WARRANT AGENT EACH
HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT
SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW
YORK IN RESPECT OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO
THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS
PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID
COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN
ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE
PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         17.3 Benefits Of This Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this Agreement is intended or shall be construed to confer upon any other person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

         17.4 Agreement Of Holders Of Warrant Certificates. Every holder of a
Warrant Certificate, by accepting the same, covenants and agrees with the
Company, the Warrant Agent, and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the
Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                       18

         17.5 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         17.6 Amendments. The Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or other writing, join with the Company in making any amendments or modifications of this
Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained and which do not accurately reflect the understanding of the parties hereto, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement, or (c) do not and will not adversely affect, alter, or change the rights, privileges, or immunities of the registered holders of Warrants or of any person entitled to the benefits of this Agreement who has not assented to such change, in writing.
This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the holders of a majority of the then outstanding
Warrants. Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise
Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant
Agent's own rights, duties, or immunities hereunder, in which case the Warrant
Agent may, but shall not be required to, join in such execution and delivery.
Upon execution and delivery of any amendment pursuant to this Section 17.6, such amendment shall be considered a part of this Agreement for all purposes and every holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

         17.7 Consent To Jurisdiction. The parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to holders of the Convertible
Notes and Old Common Stock pursuant to the Plan. The Warrant Agent hereby assents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

         17.8 Headings. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                       19

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  PINNACLE HOLDINGS INC.

                                  By: /s/ Steven R. Day
                                      -----------------------------------------
                                          Steven R. Day
                                          President and Chief Executive Officer

                                  WACHOVIA BANK, N.A.

                                  By: /s/ Myron O. Gray
                                      -----------------------------------------
                                          Name: Myron O. Gray
                                          Title: Vice President

                                       20

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

                      [FORM OF FACE OF WARRANT CERTIFICATE]

Warrant                                                 Number of Warrant(s):
No. _____________                                       ___________________

            Exercisable During the Period Commencing November 2, 2002
                and Terminating at 5:00 p.m. on November 2, 2007
                            except as provided below

                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                             PINNACLE HOLDINGS INC.

         This Certifies that ____________(1) or registered assigns, is the owner of the number of WARRANTS set forth above, each of which represents the right, at any time after November 2, 2002 and on or before 5:00 p.m., New York City time, on November 2, 2007, to purchase from Pinnacle Holdings Inc., a Delaware corporation (the "Company"), at the price of $20.00 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of November 1, 2002, subject to adjustment as provided in the
Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to
Wachovia Bank, N.A., or to any successor thereto, as the warrant agent under the
Warrant Agreement, at the office of such successor maintained for such purpose
(any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

         Upon any partial exercise of the Warrants represented by this Warrant
Certificate, there shall be issued to the holder hereof a new Warrant
Certificate representing the Warrants that were not exercised.

         No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the
Company will make a cash adjustment in lieu of such issuance, as provided in the
Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a
Warrant Agreement, dated as of November 1, 2002 (the "Warrant Agreement"), between the

--------
(1) Name of the holder.

                                      A-1

Company and Wachovia Bank, N.A., as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the
Warrant Agreement are on file at the above- mentioned office of the Warrant
Agent and may be obtained by writing to the Warrant Agent.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET
FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:                                      PINNACLE HOLDINGS INC.

                                            By:
                                                ------------------------------
                                                Title:
Countersigned:

WACHOVIA BANK, N.A.,
as Warrant Agent

By:
    ---------------------------------
     Authorized Signatory

                                      A-2

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                             PINNACLE HOLDINGS INC.

         The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at Wachovia Bank, N.A., 1525 West W.T. Harris Boulevard, Charlotte,
North Carolina 28262, Attn: DeVonna Mosley, NC1153, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

         This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at
Wachovia Bank, N.A., 1525 West W.T. Harris Boulevard, Charlotte, North Carolina
28262, Attn: DeVonna Mosley, NC1153, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this
Warrant Certificate to purchase any securities or as a stockholder of the
Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on
November 2, 2007.

         This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant
Agent.

         Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                                      A-3

                                SUBSCRIPTION FORM
                 (To be executed only upon exercise of warrant)

TO PINNACLE HOLDINGS INC.
TO WACHOVIA BANK, N.A., as Warrant Agent

The undersigned (a) irrevocably exercises the Warrants represented by the within
Warrant Certificate, (b) purchases one share of Common Stock of Pinnacle
Holdings Inc. (before giving effect to the adjustments provided in the Warrant
Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $20.00 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of Pinnacle Holdings Inc.), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title, and interest therein to Pinnacle
Holdings Inc., and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:
                                       ----------------------------------------
                                                        (Owner)*

                                       ----------------------------------------
                                       (Signature Of Authorized Representative)

                                       ----------------------------------------
                                                   (Street Address)

                                       ----------------------------------------
                                                (City) (State) (Zip Code)

Securities or property to be issued and delivered to
                                                     --------------------------
                                                       Signature Guaranteed**
                  Please insert social
                  security or other
                  identifying number

                  -------------------

Name
      -------------------------------------------------------------------------

Street Address
               ----------------------------------------------------------------

City, State, and Zip Code
                          -----------------------------------------------------

                                      A-4

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned registered holder of the within
Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

Name Of Assignee                 Address                   No. Of Warrants

Please insert social
security or other
identifying number
of Assignee

---------------

and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of Pinnacle Holdings Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____

                                      ---------------------------------

                                      Signature Of Authorized
                                      Representative

                                      ---------------------------------

                                      ---------------------------------
                                                (Street Address)

                                      ---------------------------------
                                           (City) (State) (Zip Code)

                                      Signature Guaranteed

                                      ---------------------------------**

*The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

** The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

                                      A-5